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                                                                     EXHIBIT 5.1

                                KIRKLAND & ELLIS

                PARTNERSHIPS INCLUDING PROFESSIONAL CORPORATIONS

                               777 South Figueroa

                          Los Angeles, California 90017

To Call Writer Direct:               213 680-8400                    Facsimile:
   213 680-8400                                                     213 680-8500

                               September 20, 2001


ChipPAC International Company Limited
ChipPAC, Inc.
ChipPAC (Barbados) Ltd.
ChipPAC Limited
ChipPAC Korea Company Ltd.
ChipPAC Luxembourg S.a.R.L.
ChipPAC Liquidity Management Hungary
     Limited Liability Company
c/o ChipPAC, Inc.
47400 Kato Road
Fremont, California 94538


              Re:   ChipPAC International Company Limited
                    ChipPAC, Inc.
                    ChipPAC (Barbados) Ltd.
                    ChipPAC Limited
                    ChipPAC Korea Company Ltd.
                    ChipPAC Luxembourg S.a.R.L.
                    ChipPAC Liquidity Management Hungary
                           Limited Liability Company
                    Registration Statement on Form S-3

                    --------------------------------------------------

Ladies and Gentlemen:

     We are issuing this opinion letter in our capacity as special legal counsel to ChipPAC International Company Limited, a British Virgin Islands corporation (the "Issuer"), ChipPAC, Inc., a Delaware corporation, ChipPAC (Barbados) Ltd., a corporation formed under the laws of Barbados, ChipPAC Limited, a British Virgin Islands corporation, ChipPAC Korea Company Ltd., a company formed under the laws of the Republic of Korea, ChipPAC Luxembourg S.a.R.L., a company formed under the laws of Luxembourg, and ChipPAC Liquidity Management Hungary Limited Liability Company, a company formed under the laws of Hungary (collectively, the "Guarantors" and, together with the Issuer, the "Registrants") in connection with the proposed registration by the Issuer of $15,000,000 in aggregate principal amount of the Issuer's 12-3/4% Senior Subordinated Notes Due 2009 (the "Notes"), pursuant to a Registration Statement on Form S-3 filed with the Securities and Exchange Commission (the "Commission") on September 20, 2001, under the Securities Act of 1933, as amended (the "Act") (such Registration Statement, as amended or supplemented, is hereinafter referred to as the "Registration Statement"). The obligations of the Issuer under the Notes will be guaranteed by the Guarantors (the "Guarantees"). The Notes and the Guarantees were issued pursuant to the Indenture (the "Indenture"), dated as of July 29, 1999 (and as amended on August 5, 1999), by and among the Registrants and Firstar Bank, N.A., as Trustee.

     In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including (i) Amended and Restated Articles of Incorporation of ChipPAC, Inc., (ii) Amended and Restated Bylaws of ChipPAC, Inc., (iii) minutes, dated as of June 11, 2001, of the Board of Directors of ChipPAC, Inc. with respect to the issuance of the Notes and the Guarantees, (iv) the Registration Statement and (v) the Registration Rights Agreement, dated as of June 22, 2001, by and among the Issuer and Citicorp Capital Investors, Limited.


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                                KIRKLAND & ELLIS


ChipPAC International Company Limited
ChipPAC, Inc.
ChipPAC (Barbados) Ltd.
ChipPAC Limited
ChipPAC Korea Company Ltd.
ChipPAC Luxembourg S.a.R.L.
ChipPAC Liquidity Management Hungary
     Limited Liability Company

September 20, 2001
Page 2



     For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than ChipPAC, Inc. and the due authorization, execution and delivery of all documents, including the Notes, the Indenture and Guarantees, by the parties thereto other than ChipPAC, Inc. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Registrants and others.

     Our opinion expressed below is subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law affecting the enforcement of creditors' rights generally, (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), (iii) public policy considerations which may limit the rights of parties to obtain certain remedies and (iv) any laws except the internal laws of the States of New York and California, the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

     Based upon and subject to the assumptions, qualifications, exclusions and other limitations contained in this letter, we are of the opinion that the Notes have been duly authorized, legally issued and constitute valid and legally binding obligations of the Issuer. Also based upon and subject to the assumptions, qualifications, exclusions and other limitations contained in this letter, we are of the opinion that the Guarantees have been duly authorized, legally issued and constitute valid and legally binding obligations of the Guarantors.

     We hereby consent to the filing of this opinion with the Commission as
Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

     This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the present laws of the States of New York or California or the General Corporation Law of the State of Delaware or the federal law of the United States be changed by legislative action, judicial decision or otherwise.

     This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

                              Sincerely,

                              /s/ Kirkland & Ellis

                              Kirkland & Ellis